Filed Pursuant to Rule 424(b)(5)
                                                    Registration No.: 333-131262
                                                         File No.: 333-131262-09

SUPPLEMENT
(To accompany prospectus supplement
dated June 22, 2007 to prospectus dated October 19, 2006)

                          $2,866,441,000 (Approximate)
                             (Offered Certificates)

                     Wachovia Bank Commercial Mortgage Trust
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2007-C32
                                (Issuing Entity)

                  Wachovia Commercial Mortgage Securities, Inc.
                                   (Depositor)

                       Wachovia Bank, National Association
                      Artesia Mortgage Capital Corporation
                                   (Sponsors)


      The proceeds of the offering represented as an approximate percent of the initial certificate balance of the offered certificates, plus accrued interest from June 1, 2007, before deducting expenses, was inadvertently not included on the front cover of the prospectus supplement. The percentage that should have been included is 99.18%.

      All other portions of the prospectus supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the prospectus supplement.


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                  The date of this Supplement is June 28, 2007